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                                                                      EXHIBIT 23





                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Parkway Company 1994 Stock Option Plan, The Parkway Company 1991 Incentive Plan, and The Parkway Company 1991 Directors Stock Option Plan for the registration of 296,269 shares of The Parkway Company common stock of our report dated March 28, 1995, with respect to the consolidated financial statements of The Parkway Company included in the Annual Report (Form 10-KSB) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



                                                               ERNST & YOUNG LLP


Jackson, Mississippi
January 19, 1996